UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2006

VERIFONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Gateway Place, Suite 600

San Jose, CA 95110
(Address of principal executive offices with zip code)

(408) 232-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR                    240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR                      240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 30, 2006, VeriFone Holdings, Inc. (the “Registrant”) appointed Mr. Alex W. (“Pete”) Hart to serve as a director, to be effective as of July 1, 2006. Mr. Hart will serve on the Registrant’s board of directors from the effective date of his appointment until the Registrant’s next annual meeting of stockholders. Mr. Hart fills a vacancy created by an increase in the size of the board of directors from seven to eight.

Mr. Hart has been an independent consultant to the financial services industry since November 1997. From August 1995 to November 1997, he served as Chief Executive Officer and from March 1994 to August 1995, as Executive Vice Chairman, of Advanta Corporation, a diversified financial services company. From 1988 to 1994, he was President and Chief Executive Officer of MasterCard International, the worldwide payment service provider. He is currently Chairman of the Board of Directors of SVB Financial Group. He is also a member of the Boards of Directors of Fair Isaac Corporation, a predictive software company (since 2002), Global Payments, Inc., a payment services company (since 2001), USEncode, an online authentication service (since 2002) and eharmony.com, an online compatibility service (since 2004). He was formerly a member of the Board of Directors of Shopping.com, Actrade Financial Technologies and Sanchez Computer Associates. Mr. Hart holds a bachelor’s degree in Social Relations from Harvard University.

Mr. Hart has not been appointed to any committee of the board of directors. However, he may be appointed to committees of the board of directors in the future, at the option of the board of directors.

Mr. Hart has no reportable transactions under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

99.1                       Press Release of the Registrant dated May 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.

Date: May 30, 2006	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant dated May 30, 2006.